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                                     Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-09067 and 33-09053 of Ascent Entertainment Group, Inc. on Form S-8 of our report dated March 23, 1997, appearing in this Annual Report on Form 10-K of Ascent Entertainment Group, Inc. for the year ended December 31, 1996.


/s/  DELOITTE & TOUCHE LLP

Denver, Colorado
March 31, 1997